Exhibit 99.1

PRESS RELEASE

TRIQUINT ANNOUNCES FOURTH QUARTER

AND FULL YEAR 2007 REVENUE AND EARNINGS GROWTH

Hillsboro, Oregon – February 20, 2008 – TriQuint Semiconductor, Inc. (Nasdaq: TQNT), a supplier of high performance products for wireless communications, announces its financial results for the quarter and year ended December 31, 2007, including the following highlights:

•	Revenues were $128.5 million, an increase of 12% over Q4 2006 and 5% sequentially

•	Net income of $13.8 million or $0.10 per diluted share, an increase of $8.0 million over Q4 2006

•	Gross margin improved to 36.7% of revenue

•	Cash and cash equivalents increased $28.8 million from Q3 2007 to $203.5 million

•	EDGE revenue grew five-fold over Q4 of 2006

•	Released innovative BiHEMT process

•	Launched 802.11n WLAN module platform product for 1H 2008 revenue

•	Announced “Quad Band/Tri Band” 3G solution

•	Released next generations EDGE PAMs – 50% smaller size

•	Expanded our Ultra Low Cost solutions in GSM and CDMA

Commenting on the results for the quarter ended December 31, 2007, Ralph Quinsey, President and Chief Executive Officer, stated, “This was a terrific quarter for TriQuint with solid financial performance. These great results come from growth driving better utilization combined with improved execution. Although I expect a seasonally soft first quarter and some customer inventory burn down, our forecast for the second quarter of 2008 and beyond remains robust. I expect strong growth to come from our recently announced products and have focused the Company on preparing to meet the growing demand.”

“TriQuint continues to penetrate the high volume mobile phone market and expand our leadership position in the military and networks markets. Our handset strategy leverages our broad technology portfolio to provide our customers with technically elegant cost effective solutions. As the world transitions from mobile voice to mobile data, TriQuint is simplifying our customers design effort yielding faster time to market and reduced board space requirements.”

Summary Financial Results for the Quarter and Year Ended December 31, 2007:

Revenue for the fourth quarter of 2007 was $128.5 million, up 12% from the fourth quarter of 2006 and up 5% sequentially. Revenues for the year ended December 31, 2007 was $475.8 million, an increase of 18% from revenues of $401.8 for the year ended December 31, 2006.

Net income for the fourth quarter of 2007 was $13.8 million, or $0.10 per diluted share, up from $5.8 million, or $0.04 per diluted share, for the fourth quarter of 2006. Net income for the third quarter of 2007 was $1.9 million, or $0.01 per diluted share. Net income for the year ended December 31, 2007 was $23.4 million or $0.16 per diluted share, an increase of 8% from net income for the year ended December 31, 2006.

Excluding equity compensation expense of $2.3 million, net income for the fourth quarter of 2007 was $16.1 million, or $0.11 per diluted share. Excluding equity compensation expense and the charge for in-process research and development, on a comparable basis, non-GAAP net income grew by 36% sequentially and by 106% compared to the fourth quarter of 2006.

Gross margin for the fourth quarter of 2007 was 36.7%, compared to 29.4% for the fourth quarter of 2006 and 32.2% for the third quarter of 2007. Strong fab utilization combined with improved yields drove margins in the fourth quarter. Gross margin for the year ended December 31, 2007 was 31.8% compared with gross margin for the year ended December 31, 2006 of 30.8%.

Operating expenses for the fourth quarter of 2007 were $35.4 million, or 27.6% of revenue, as compared to $27.0 million, or 23.7% of revenue, in the fourth quarter of 2006 and $39.5 million, or 32.2% of revenue, for the third quarter of 2007. Excluding the third quarter in-process research and development charge of $7.6 million associated with the acquisition of Peak Devices, operating expenses increased $3.5 million from the third quarter of 2007, primarily in research and development. Operating expenses for the year ended December 31, 2007 were $135.1 million, an increase of 29% from operating expenses of $105.0 million for the year ended December 31, 2006.

Excluding equity compensation expense, operating expenses for the fourth quarter of 2007 were $34.2 million or 26.6% of revenue as compared to $25.6 million, or 22.4% of revenue, in the fourth quarter of 2006. Operating expenses excluding equity compensation expense and the charge for in process research and development were $30.3 million, or 24.7% of revenue, in the third quarter of 2007.

Cash, cash equivalents and short-term marketable securities were $203.5 million as of December 31, 2007, an increase of $28.8 million from September 30, 2007.

Outlook:

We estimate that first quarter 2008 revenue will be $110 million to $115 million. Seasonality and customer inventory reductions are expected to significantly affect revenue. First quarter earnings are expected to range between breakeven and $0.02 per diluted share. Excluding estimated equity compensation expense of approximately $2.4 million, we expect earnings to range between $0.02 and $0.04 per diluted share. As of today, we are approximately 89% booked for the first quarter.

For all of 2008, we expect revenue of between $540 million and $580 million, an increase of 18% over 2007 results. We expect revenue growth to be driven by strong WLAN opportunities in our network business and share growth in our handset business. Earnings per diluted share are expected to be between $0.30 and $0.40. Non-GAAP earnings are expected to be between $0.35 and $0.45, an increase of 43% over 2007’s results.

Additional Information Regarding December 31, 2007 Results:

GAAP and non-GAAP financial measures are presented in the tables below. Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Twelve Months Ended
	Q4 2007	Q3 2007	Change vs. Q3 2007	Q4 2006	Change vs. Q4 2006	Q4 2007	Q4 2006	Change vs. Q4 2006
Revenue	$128.5	$122.9	4.5%	$114.3	12.4%	$475.8	$401.8	18.4%
GM	36.7%	32.2%	4.5%	29.4%	7.3%	31.8%	30.8%	1.0%
Op Income	$11.8	$0.0	100.0%	$6.5	79.7%	$16.2	$18.9	-14.1%
Net Income	$13.8	$1.9	633.2%	$5.8	138.4%	$23.4	$21.8	7.6%
Diluted EPS	$0.10	$0.01	$0.09	$0.04	$0.06	$0.16	$0.15	$0.01

NON-GAAP RESULTS A

	Three Months Ended					Twelve Months Ended
	Q4 2007	Q3 2007	Change vs. Q3 2007	Q4 2006	Change vs. Q4 2006	Q4 2007	Q4 2006	Change vs. Q4 2006
GM	37.5%	32.8%	4.7%	29.9%	7.6%	32.5%	31.5%	1.0%
Op Income	$14.1	$10.0	40.8%	$8.6	63.7%	$32.3	$28.0	15.4%
Net Income	$16.1	$11.8	36.0%	$7.8	105.5%	$39.5	$30.9	27.9%
Diluted EPS	$0.11	$0.08	$0.03	$0.06	$0.05	$0.27	$0.21	$0.06

A

Excludes stock based compensation charges as well as a charge to write off intellectual property research and development costs associated with our acquisition of Peak Devices, which was completed on August 31, 2007.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. To access the conference call, investors can dial (888) 813-6582 domestically or (706) 643-7082 internationally approximately ten minutes prior to the invitation of the teleconference. The call can also be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (706) 6459291, passcode 3217512.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin, operating expenses and operating income that exclude equity compensation expense and charges for in-process research and development costs related to the acquisition of Peak Technologies Inc., and the related tax effects, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results excluding the charges relating to the acquisition and noncash charges related to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s projected revenues, growth rates, gross margins, operating expenses, operating results, and earnings per share for the first quarter of 2008 are statements that involve risks and uncertainties. Statements regarding continued market acceptance of our transmit modules and other products are also forward looking statements that contain risks and uncertainties. TriQuint cannot provide any assurance that future results will meet expectations. Results could materially differ based on various factors, including TriQuint’s performance; demand for its products, ability to develop new products; improve yields; maintain product pricing; reduce costs; ability to win customers and continue to provide expected levels of inventory to them; market conditions; and the completion of TriQuint’s independent auditor’s audit of 2007. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

FACTS ABOUT TRIQUINT

Founded in 1985, we “Connect the Digital World to the Global Network”™ by supplying high-performance RF modules, components and foundry services to the world’s leading communications companies. Specifically, TriQuint supplies products to four out of the top five cellular handset manufacturers, and is a leading gallium arsenide (GaAs) supplier to major defense and space contractors. TriQuint creates standard and custom products using advanced processes that include gallium arsenide, surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies to serve diverse markets including wireless handsets, base stations, broadband communications and military. TriQuint is also lead researcher in a 3-year DARPA program to develop advanced gallium nitride (GaN) amplifiers. TriQuint, as named by Strategy Analytics in August 2007, is the number-three worldwide leader in GaAs devices and the world’s largest commercial GaAs foundry. TriQuint has ISO9001 certified manufacturing facilities in Oregon, Texas, and Florida and a production plant in Costa Rica; design centers are located in North America and Germany. Visit TriQuint at www.triquint.com/rf to register for our newsletters.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

Steven Buhaly	Heidi A. Flannery
VP of Finance, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9401	Tel: (541) 322-0230
Fax: (503) 615-8904	Fax: (541) 322-0231
Email: sbuhaly@tqs.com	Email: heidi.flannery@ficomm.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2007	September 30, 2007	December 31, 2006
Assets
Current assets:
Cash, cash equivalents and investments	$203,501	$174,695	$373,232
Accounts receivable, net	73,185	77,529	64,688
Inventories, net	67,231	68,418	84,879
Other current assets	15,668	15,835	14,978

Total current assets	359,585	336,477	537,777
Property, plant and equipment, net	204,553	202,523	200,346
Other, net	22,323	22,205	16,292

Total assets	$586,461	$561,205	$754,415

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$46,602	$46,954	$42,119
Income tax liability	—	—	9,202
Other accrued liabilities	9,875	8,863	12,151
Convertible subordinated notes	—	—	218,755

Total current liabilities	56,477	55,817	282,227
Long term income tax liability	10,193	10,251	—
Other long-term liabilities	4,943	5,257	4,741

Total liabilities	71,613	71,325	286,968
Stockholders’ equity	514,848	489,880	467,447

Total liabilities and stockholders’ equity	$586,461	$561,205	$754,415

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues	128,484	$122,918	$114,313	$475,776	$401,793
Cost of goods sold	81,305	83,356	80,721	324,476	277,860

Gross profit	47,179	39,562	33,592	151,300	123,933
Operating expenses:
Research, development and engineering	19,461	16,532	13,048	65,361	50,283
Selling, general and administrative	15,922	15,382	14,565	61,993	55,223
In-process research and development	—	7,600	—	7,600	—
Loss (gain) on disposal of equipment	39	2	(564)	127	(527)
Acquisition related charges	—	—	—	—	63

Total operating expenses	35,422	39,516	27,049	135,081	105,042

Operating income (loss)	11,757	46	6,543	16,219	18,891
Other income (expense):
Interest income	2,336	2,227	4,163	9,928	15,627
Interest expense	(4)	(6)	(2,449)	(1,646)	(9,891)
Foreign currency gain	70	78	(405)	343	(90)
Recovery of impairment	—	—	9	—	142
Other, net	(4)	51	26	80	(132)

Other income, net	2,398	2,350	1,344	8,705	5,656

Income before income tax	14,155	2,396	7,887	24,924	24,547
Income tax expense (benefit)	386	518	2,111	1,530	2,796

Net Income	$13,769	$1,878	$5,776	$23,394	$21,751

Per Share Data
Basic per share net income	$0.10	$0.01	$0.04	$0.17	$0.16
Diluted per share net income	$0.10	$0.01	$0.04	$0.16	$0.15
Weighted-average shares outstanding:
Basic	141,709	140,718	137,742	140,189	139,236
Diluted	144,701	142,511	139,869	142,490	141,189

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended			Twelve Months Ended
	December 30, 2007	September 30, 2007	December 30, 2006	December 31, 2007	December 31, 2006
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	63.3%	67.8%	70.6%	68.2%	69.2%

Gross profit	36.7%	32.2%	29.4%	31.8%	30.8%
Operating expenses:
Research, development and engineering	15.2%	13.5%	11.4%	13.8%	12.5%
Selling, general and administrative	12.4%	12.5%	12.8%	13.0%	13.7%
In-process research and development	—	6.2%	—	1.6%	—
Loss (gain) on disposal of equipment	0.0%	0.0%	-0.5%	0.0%	-0.1%
Acquisition related charges	—	—	—	—	0.0%

Total operating expenses	27.6%	32.2%	23.7%	28.4%	26.1%

Operating income (loss)	9.1%	0.0%	5.7%	3.4%	4.7%
Other income (expense):
Interest income	1.9%	1.8%	3.6%	2.1%	3.9%
Interest expense	0.0%	0.0%	-2.1%	-0.3%	-2.5%
Foreign currency gain	0.0%	0.1%	-0.4%	0.0%	0.0%
Recovery of impairment	—	—	0.0%	—	0.0%
Other, net	0.0%	0.0%	0.1%	0.0%	0.0%

Other income, net	1.9%	1.9%	1.2%	1.8%	1.4%

Income before income tax	11.0%	1.9%	6.9%	5.2%	6.1%
Income tax expense (benefit)	0.3%	0.4%	1.8%	0.3%	0.7%

Net Income	10.7%	1.5%	5.1%	4.9%	5.4%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended						Twelve Months Ended
	December 31, 2007		September 30, 2007		December 31, 2006		December 31, 2007		December 31, 2006
		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$47,179	36.7%	$39,562	32.2%	$33,592	29.4%	$151,300	31.8%	$123,933	30.8%
Adjustment for equity compensation charges	1,079	0.8%	731	0.6%	608	0.5%	3,170	0.7%	2,887	0.7%

GROSS PROFIT EXCLUDING EQUITY COMPENSATION	$48,258	37.5%	$40,293	32.8%	$34,200	29.9%	$154,470	32.5%	$126,820	31.5%
GAAP OPERATING EXPENSES
Adjustment for equity compensation charges within:	$35,422	27.6%	$39,516	32.2%	$27,049	23.7%	$135,081	28.4%	$105,042	26.1%
Research, development and engineering	(505)	-0.4%	(421)	-0.3%	(401)	-0.4%	(1,502)	-0.3%	(1,689)	-0.4%
Selling, general and administrative	(721)	-0.6%	(1,190)	-1.0%	(1,036)	-0.9%	(3,816)	-0.8%	(4,539)	-1.1%
Adjustment for one-time charges associated with the purchase of PEAK
In-process research and development	—	0.0%	(7,600)	-6.2%	—	—	(7,600)	-1.6%	—	—

NON-GAAP OPERATING EXPENSES	$34,197	26.6%	$30,305	24.7%	$25,612	22.4%	$122,163	25.7%	$98,814	24.6%
OPERATING INCOME EXCLUDING EQUITY COMPENSATION
GAAP OPERATING INCOME (LOSS)	$11,757	9.1%	$46	0.0%	$6,543	5.7%	$16,219	3.4%	$18,891	4.7%
Adjustment for equity compensation charges within:
Cost of sales	1,079	0.8%	731	0.6%	608	0.5%	3,170	0.7%	2,887	0.7%
Research, development and engineering	505	0.4%	421	0.3%	401	0.4%	1,502	0.3%	1,689	0.4%
Selling, general and administrative	721	0.6%	1,190	1.0%	1,036	0.9%	3,816	0.8%	4,539	1.1%
Adjustment for one-time charges associated with the purchase of PEAK						0.0%
In-process research and development	—	0.0%	7,600	6.2%	—	—	7,600	1.6%	—	—

NON-GAAP OPERATING INCOME	$14,062	10.9%	$9,988	8.1%	$8,588	7.5%	$32,307	6.8%	$28,006	7.0%
GAAP NET INCOME	$13,769	10.7%	$1,878	1.5%	$5,776	5.1%	$23,394	4.9%	$21,751	5.4%
Adjustment for equity compensation charges within:
Cost of sales	1,079	0.8%	731	0.6%	608	0.5%	3,170	0.7%	2,887	0.7%
Research, development and engineering	505	0.4%	421	0.3%	401	0.4%	1,502	0.3%	1,689	0.4%
Selling, general and administrative	721	0.6%	1,190	1.0%	1,036	0.9%	3,816	0.8%	4,539	1.1%
Adjustment for one-time charges associated with the purchase of PEAK
In-process research and development	—	0.0%	7,600	6.2%	—	—	7,600	1.6%	—	—

NON-GAAP NET INCOME	$16,074	12.5%	$11,820	9.6%	$7,821	6.8%	$39,482	8.3%	$30,866	7.7%
TOTAL EQUITY COMPENSATION CHARGES	$2,305	1.8%	$2,342	1.9%	$2,045	1.8%	$8,488	1.8%	$9,115	2.3%
GAAP DILUTED EARNINGS PER SHARE	$0.10		$0.01		$0.04		$0.16		$0.15
Adjustment for equity compensation charges	0.01		0.02		0.02		0.06		0.06
Adjustment for one-time charges associated with the purchase of PEAK	—		0.05		—		0.05		—

NON-GAAP DILUTED EARNINGS PER SHARE	$0.11		$0.08		$0.06		$0.27		$0.21
GAAP COMMON SHARES ASSUMING DILUTION	144,701		142,511		139,869		142,490		141,189
Adjustment for equity compensation charges	1,216		460		754		346		910

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	145,917		142,971		140,623		142,836		142,099